CERTIFICATE OF WILLIAM J. PENNSTROM JR.

I, William J. Pennstrom Jr., do hereby certify that:

1.

I am self employed as a Consulting Process Engineer and President of:

Pennstrom Consulting Inc.
2728 Southshire Rd.
Highlands Ranch, CO 80126

2.

I graduated in 1983 with a Bachelors of Science degree in Metallurgical Engineering from the University of Missouri - Rolla, Rolla, Missouri and in 2001 with a Master of Arts degree in Management from Webster University, St. Louis, Missouri.

3.

I am a Founding Registered Member of the Society for Mining, Metallurgy, and Exploration (SME) and am a recognized Qualified Professional (QP) Member with expertise in Metallurgy of the Mining and Metallurgical Society of America (MMSA).

4.

I have worked in the Mineral Processing Industry for a total of 29 years since before, during, and after my attending the University of Missouri.

5.

I have read the definition of “qualified person” set out in National Instrument 43-101 (“NI 43-101”) and certify that by reason of my education, affiliation with a professional association (as defined in NI 43-101), and past relevant work experience, I fulfill the requirements to be a “qualified person” for the purpose of NI 43-101.

6.

I am responsible for the preparation of section 16 of the technical report titled “March 2010 Summary Report on the Livengood Project, Tolovana District, Alaska” and dated March 16, 2010 (the “Technical Report”) relating to the Livengood property.  I have visited the Livengood Project site for two days during May of 2009.

7.

Prior to being retained by ITH in May, 2009, I have not had prior involvement with the property that is the subject of the Technical Report.

8.

I am not aware of any material fact or material change with respect to the subject matter of Section 16 of the Technical Report that is not reflected in the Technical Report, the omission to disclose which makes the Technical Report misleading.

9.

I am independent of the issuer applying all of the tests per Section 1.5 of NI 43-101.

10.

I have read National Instrument 43-101 and Form 43-101F1 and, to my knowledge, the Technical Report has been prepared in compliance with that instrument and form.

Dated the 18th day of March, 2010.

(signed)  William J. Pennstrom Jr.

Signature of Qualified Person

William J. Pennstrom Jr. QP-MMSA

Print name of Qualified Person